UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2010
VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535

(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131

(Address of Principal Executive Offices)	(Zip Code)
(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
     On June 11, 2010, Vector Group Ltd. held its 2010 annual meeting of stockholders, where stockholders considered and voted upon the following proposals:
1.	The election of seven directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, and;

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the year ending December 31, 2010.
     The following table sets forth the number of votes in favor, the number of votes withheld and broker non-votes with respect to the election of directors:

Nominee	For	Withheld	Broker Non-Votes

Bennett S. LeBow	37,311,680	13,828,775	15,100,231
Howard M. Lorber	37,084,222	14,056,233	15,100,231
Ronald J. Bernstein	37,168,823	13,971,632	15,100,231
Henry C. Beinstein	37,209,841	13,930,614	15,100,231
Robert J. Eide	37,376,536	13,763,919	15,100,231
Jeffrey S. Podell	37,150,893	13,989,562	15,100,231
Jean E. Sharpe	37,223,527	13,916,928	15,100,231
     Based on these voting results, each of the directors nominated was elected.
     The following table sets forth the number of votes in favor, the number of votes against and abstentions with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the year ending December 31, 2010:

For	Against	Abstain

52,397,777	315,683	13,527,226

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President, Treasurer and Chief Financial Officer

Date: June 11, 2010

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